EXHIBIT 23.1
                                                   -------------
               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 12, 1996, relating to the financial statements of Cadiz Land Company, Inc. and its subsidiaries, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the three years ended March 31, 1996 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the use of our report dated November 22, 1996, relating to the financial statements of Sun World International, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


/S/ PRICE WATERHOUSE LLP


Los Angeles, California
December 30, 1996